Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Simulations Plus, Inc., a California corporation (the “Company”), on Form 10-K for the year ended August 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), Walter S. Woltosz, Chief Executive Officer of the Company, and Momoko A. Beran, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

/s/ Walter S. Woltosz

Walter S. Woltosz

Chief Executive Officer

November 13, 2012

/s/ Momoko A. Beran

Momoko A. Beran

Chief Financial Officer

November 13, 2012

(A signed original of this written statement required by Section 906 has been provided to Simulations Plus, Inc. and will be retained by Simulations Plus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)